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                                                                    EXHIBIT 99.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Naptau Gold Corporation (the "Company") on Form 10-QSB for the quarterly period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward D. Renyk, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:


1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.




Date: May 13, 2003                   By: /s/ Edward D. Renyk
                                         --------------------------------
                                         Edward D. Renyk
                                         Chief Executive Officer
                                         (Principal Executive Officer) and
                                         Chief Accounting Officer
                                         (Principal Financial Officer)


A signed original of this written statement required by Section 906 has been provided to Naptau Gold Corporation and will be retained by Naptau Gold Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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